                                                                     EXHIBIT 3.7

                            CERTIFICATE OF FORMATION

                                       OF

                          RENAISSANCE MEDIA GROUP LLC


     This Certificate of Formation of Renaissance Media Group LLC (the "Company"), dated March 11, 1998, is being duly executed and filed by Renaissance Media Holdings LLC, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C.
                                                                      -------
(S)18-101, et seq.).
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     FIRST. The name of the limited liability company formed hereby is Renaissance Media Group LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

     THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                       RENAISSANCE MEDIA HOLDINGS LLC


                                       By: /s/ Fred Schulte
                                          -----------------------------------
                                       Name:  Fred Schulte
                                       Title: Chief Executive Officer